Exhibit 23.1










                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 2-84303), Form S-8 and S-3 (No. 33-6054), Form S-8 and S-3 (No. 33-26434), Form S-8 and S-3 (No. 33-30277), Form S-8 (No.
33-61682), Form S-8 (No. 33-61718) and Form S-8 (No. 333-51494) of Leucadia
National Corporation of our report dated February 28, 2002 relating to the financial statements and financial statement schedule, which appears in this Annual Report on Form 10-K.






PricewaterhouseCoopers LLP




New York, New York
March 5, 2002